                                                                      Exhibit 24


                                POWER OF ATTORNEY


         Each of the undersigned officers and directors of Huntington Bancshares Incorporated (the "Corporation") hereby appoints Judith D. Fisher, Ralph K. Frasier, and Gerald R. Williams as his attorneys or any of them, with power to act without the other, as his attorney, to sign, in his name and on his behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Corporation's Registration Statement on the appropriate form (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, Capital Securities of a Delaware statutory business trust to be formed by the Corporation (the "Trust") and Junior Subordinated Debentures of the Corporation, to be issued and sold from time to time in one or more series, resulting in proceeds to the Trust and to the Corporation in an aggregate principal amount not to exceed $210 million (or such greater amount as shall result in aggregate proceeds of $210 million if such securities are sold at an original issue discount), and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys and each of them full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have signed these presents this 23rd day of January, 1997.

         SIGNATURE                                   TITLE



 /s/ Frank Wobst                           Chairman and Chief Executive Officer
---------------------------------          (principal executive officer)
Frank Wobst


 /s/ Zuheir Sofia                          President, Treasurer, and Director
---------------------------------
Zuheir Sofia


 /s/ W. Lee Hoskins                        Vice Chairman and Director
---------------------------------
W. Lee Hoskins

         SIGNATURE                                   TITLE


 /s/ Gerald R. Williams                    Executive Vice President and Chief
---------------------------------          Financial Officer
Gerald R. Williams                         (principal financial officer
                                           and principal accounting officer)

 /s/ Don M. Casto, III                     Director
---------------------------------
Don M. Casto, III


 /s/ Don Conrad                            Director
---------------------------------
Don Conrad


---------------------------------          Director
John B. Gerlach


 /s/ Patricia T. Hayot                     Director
---------------------------------
Patricia T. Hayot


  /s/ Wm. J. Lhota                         Director
---------------------------------
Wm. J. Lhota


 /s/ George A. Skestos                     Director
---------------------------------
George A. Skestos


 /s/ Lewis R. Smoot                        Director
---------------------------------
Lewis R. Smoot, Sr.


 /s/ Timothy P. Smucker                    Director
---------------------------------
Timothy P. Smucker


 /s/ William J. Williams                   Director
---------------------------------
William J. Williams